Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the merger with AMCI Acquisition Corp. (“AMCI”) and the consummation of the PIPE Investment, effective February 4, 2021, and the acquisitions of SerEnergy A/S (“SerEnergy”) and fischer eco solutions GmbH (“FES”), effective August 31, 2021. The merger with AMCI, consummation of the PIPE Investment and acquisitions of SerEnergy and FES are collectively referred to as the “Transactions.”

The following unaudited pro forma condensed combined statements of operations are based upon the historical consolidated statements of operations of AMCI, SerEnergy and FES, after giving effect to the Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The Transactions were consummated prior to September 30, 2021 and are therefore reflected in the historical unaudited consolidated balance sheet of Advent Technologies Holdings, Inc. as of September 30, 2021. Therefore, no unaudited pro forma condensed combined balance sheet has been presented herein. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are presented as if the Transactions had occurred on January 1, 2020.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined statements of operations were based on and should be read in conjunction with:

•
the audited historical consolidated financial statements and accompanying notes of Advent Technologies, Inc. for the year ended December 31, 2020, included in our Current Report on Form 8-K, as amended, filed on May 20, 2021;

•	the audited historical financial statements and accompanying notes of AMCI for the year ended December 31, 2020, included in our Annual Report on Form 10-K, as amended, filed on May 20, 2021;

•	the audited historical financial statements and accompanying notes of SerEnergy for the year ended December 31, 2020 included in this Current Report on Form 8-K dated March 31, 2022;

•	the audited historical financial statements and accompanying notes of FES for the year ended December 31, 2020 included in this Current Report on Form 8-K dated March 31, 2022.

The unaudited pro forma condensed combined statements of operations have been presented for illustrative purposes only. The pro forma information is not necessarily indicative of what our results of operations actually would have been had the Transactions been completed as of the dates indicated or that may be achieved in the future. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project our future operating results. The actual results reported in periods following the Transactions may differ significantly from those reflected in these unaudited pro forma condensed combined statements of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(All amounts in USD, except for number of shares)

	Historical			Transaction Accounting Adjustments (Note 4)					Historical		Transaction Accounting Adjustments (Note 4)			Pro Forma Combined
	4(A) AMCI		4(B) Advent				Total		4(C) SerEnergy	4(D) FES
Revenue, net	$-		$882,652	$-			$882,652		$10,438,590	$1,342,010	$(9,698,604)	4(g	)	$2,964,648
Cost of revenues	-		(513,818)				(513,818)		(2,058,669)	(6,195,686)	4,339,027	4(g	)	(4,429,146)
Gross profit / (loss)	-		368,834	-			368,834		8,379,921	(4,853,676)	(5,359,577)			(1,464,498)
Cost and operating expenses:
Income from grants	-		206,828	-			206,828		890,541	199,094	-			1,296,463
Research and development expenses	-		(102,538)	-			(102,538)		(4,711,683)	(8,304,175)	7,544,577	4(g	)	(5,573,819)
Administrative and selling expenses	-		(3,546,856)	70,089	4(a), 4(b	)	(3,476,767)		(3,761,784)	(716,201)	-			(7,954,752)
Amortization of intangibles	-		-	-			-		-	-	(2,400,000)	4(h	)	(2,400,000)
Operating costs and formation costs	(1,422,570)		-	489,561	4(b), 4(c	)	(933,009)		-	-	-			(933,009)
Franchise tax expense	(208,794)		-	-			(208,794)		-	-	-			(208,794)
Other operating expenses	-		-	-			-		-	-	-			-
Operating profit / (loss)	(1,631,364)		(3,073,732)	559,650			(4,145,446)		796,995	(13,674,958)	(215,000)			(17,238,409)
Change in fair value of warrant liabilities	(99,220,125)		-	67,699,876	4(d	)	(31,520,249)		-	-	-			(31,520,249)
Other income - dividends and interest	836,541		-	(836,541)	4(e	)	-		-	-	-			-
Finance costs	-		(5,542)	-			(5,542)		(239,846)	(688,271)	928,117	4(i	)	(5,542)
Foreign exchange differences, net	-		(26,072)	-			(26,072)		-	-	-			(26,072)
Other income (expense), net	-		(15,696)	-			(15,696)		-	14,371,368	(14,371,368)	4(j	)	(15,696)
Loss before income tax	(100,014,948)		(3,121,042)	67,422,985			(35,713,005)		557,149	8,139	(13,658,251)			(48,805,968)
Income tax	(199,030)		-	199,030	4(f	)	-		15,009	-	-			15,009
Net loss	$(100,213,978)		$(3,121,042)	$67,622,015			$(35,713,005)		$572,158	$8,139	$(13,658,251)			$(48,790,959)
Weighted average number of common shares outstanding, basic and diluted	8,135,082						46,105,947							51,253,591
Basic and diluted net loss per share	$(12.32)	Note 5					$(0.77)	Note 5						$(0.95)	Note 5

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transactions

Merger with AMCI Acquisition Corp.

On October 12, 2020, AMCI, Merger Sub and Advent Technologies, Inc. (“Advent”), entered into the original Merger Agreement, pursuant to which Merger Sub merged with and into Advent, effective as of February 4, 2021, for an aggregate value equal to $250 million minus the amount of the Closing Net Indebtedness, with each share of New Advent common stock valued for such purposes at $10.00. Advent survived the Business Combination as a wholly owned subsidiary of AMCI, and AMCI was renamed to “Advent Technologies Holdings, Inc.”

Upon the closing of the Business Combination, AMCI’s certificate of incorporation was amended and restated to, among other things, authorize the issuance of 111 million shares, of which 110 million are shares of common stock, par value $0.0001 per share and 1 million shares are shares of undesignated preferred stock, par value $0.0001 per share.

In connection with the execution of the Business Combination Agreement, AMCI entered into separate subscription agreement with a number of investors (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and AMCI agreed to sell to the Subscribers, an aggregate of 6.5 million shares of common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $65.0 million, in a private placement pursuant to the subscription agreements (the “PIPE Investment”). The PIPE Investment closed simultaneously with the consummation of the Business Combination.

References to Merger Agreement are construed to refer to the Merger Agreement noted above as amended on October 19, 2020 to remove the requirement for AMCI to cash-out all outstanding Warrants and as amended again on December 31, 2020 to (a) reduce the size of the board of directors of the Combined Entity following the Business Combination from nine members to seven members, (b) increase the amount of aggregate cash bonus payments to be made in connection with Closing from $3.0 million to $4.9 million, and (c) amend certain terms of the form of employment agreement of Christos Kaskavelis.

After giving effect to the redemption of the Class A public shares, Advent’s shareholders hold 25.0 million shares of AMCI common stock immediately after the Closing, which approximates a 54% ownership level.

Stockholder	%	No. shares
Advent	54.3	25,033,398
Public	19.6	9,059,530
Sponsor	5.4	2,474,009
AMCI’s executive management	1.1	485,000
Other AMCI holders	5.5	2,554,010
PIPE Investors	14.1	6,500,000
Total	100%	46,105,947

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination reflect that (i) there are no adjustments for the outstanding public, private placement or working capital warrants issued by AMCI; (ii) Advent’s Closing Net Indebtedness was ($0.3 million), computed as debt less cash and cash equivalents, immediately prior to the Closing; (iii) no awards were issued under the Equity Incentive Plan, and (iv) AMCI did not engage in any kind of equity financing prior to the Closing, other than the $65.0 million PIPE investment described above.

Acquisitions of SerEnergy A/S and fischer eco solutions GmbH

On June 25, 2021, the Company entered into a Share Purchase Agreement with F.E.R. Fischer Edelstahlrohre GmbH (the “Seller), effective as of August 31, 2021, which provided for the Company to acquire all of the issued and outstanding equity interests in SerEnergy and FES, two wholly-owned subsidiaries of the Seller, together with certain outstanding shareholder loan receivables. Pursuant to the Share Purchase Agreement, on August 31, 2021, the Company acquired SerEnergy and FES, the fuel cell systems business of fischer Group. SerEnergy is a manufacturer of methanol-powered high-temperature polymer electrolyte membrane (“HT-PEM”) fuel cells and operates facilities in Aalborg, Denmark and in Manila, Philippines. FES provides fuel-cell stack assembly and testing as well as the production of critical fuel cell components of the SerEnergy HT-PEM fuel cells, including membrane electrode assemblies, bipolar plates and reformers.

As consideration for the transactions contemplated by the Share Purchase Agreement, the Company paid to the Seller $17.9 million in cash and on August 31, 2021, the Company issued to the Seller 5.1 million shares of common stock of the Company with a par value $0.0001 per share (the “Share Consideration”). The Share Consideration was capped to shares representing 9.999% of the Company’s common stock outstanding as of the completion (taking into account the common stock issued as the Share Consideration, the “Cap”). An additional amount of $4.4 million, representing cash on the balance sheet of the acquired businesses at closing, will be paid to F.E.R. fischer Edelstahlrohre GmbH to complete the acquisition of SerEnergy and FES.

The merger with AMCI, consummation of the PIPE Investment and the acquisitions of SerEnergy and FES are collectively referred to as the “Transactions.”

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company.

The unaudited pro forma condensed combined statements of operations are based upon the historical consolidated statements of operations of AMCI, SerEnergy and FES, after giving effect to the Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The Transactions were consummated prior to September 30, 2021 and are therefore reflected in the historical unaudited consolidated balance sheet of Advent Technologies Holdings, Inc. as of September 30, 2021. Therefore, no unaudited pro forma condensed combined balance sheet has been presented herein. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are presented as if the Transactions had occurred on January 1, 2020.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined statements of operations were based on and should be read in conjunction with:

•
the audited historical consolidated financial statements and accompanying notes of Advent Technologies, Inc. for the year ended December 31, 2020, included in our Current Report on Form 8-K, as amended, filed on May 20, 2021;

•	the audited historical financial statements and accompanying notes of AMCI for the year ended December 31, 2020, included in our Annual Report on Form 10-K, as amended, filed on May 20, 2021;

•	the audited historical financial statements and accompanying notes of SerEnergy for the year ended December 31, 2020 included in this Current Report on Form 8-K dated March 31, 2022;

•	the audited historical financial statements and accompanying notes of FES for the year ended December 31, 2020 included in this Current Report on Form 8-K dated March 31, 2022.

Management will perform a comprehensive review of the accounting policies of SerEnergy and FES. As a result of the review, management may identify differences between the accounting policies of the Company and SerEnergy and FES, which, when conformed, could have a material impact on the consolidated financial statements of the Company. Based on an initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

AMCI and Advent Technologies Inc. have not had any historical relationship prior to the merger. Additionally, SerEnergy and FES have not had any historical relationship with Advent Technologies Holdings, Inc. prior to the acquisitions. Accordingly, no pro forma adjustments were required to eliminate activities between Advent Technologies Inc. and these entities. However, there were transactions between SerEnergy and FES prior to the acquisitions. As such, management has included pro forma adjustments to eliminate the transactions between SerEnergy and FES.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to Management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared for informational purposes only to illustrate the effect of the Transactions and is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations of the combined company. They should be read in conjunction with the historical financial statements and notes thereto as discussed above.

Note 3. Accounting Treatment

Merger with AMCI Acquisition Corp

Notwithstanding the legal form of the merger with AMCI, the merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, AMCI was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the merger with AMCI was treated as the equivalent of Advent issuing stock for the net assets of AMCI, accompanied by a recapitalization. Advent was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Advent’s stockholders have the greatest voting interest in the Combined Entity with 54.3% voting interest;

•	the largest individual minority stockholder of the Combined Entity was a stockholder of Advent;

•	Advent’s appointed directors represent five out of seven board seats for the Combined Entity’s board of directors;

•	Advent selects all senior management (executives) of the Combined Entity;

•	Advent’s senior management comprise the majority of the senior management of the Combined Entity;

•	Advent operations are the only continuing operations of the Combined Entity.

Acquisitions of SerEnergy A/S and fischer eco solutions GmbH

The acquisitions of SerEnergy and FES were accounted for as business combinations in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Management used its best estimates and assumptions to allocate fair values to the tangible and identifiable intangible assets acquired and liabilities assumed and related income tax impacts as of the acquisition date. Goodwill as of the acquisition date was measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The pro forma notes and transaction accounting adjustments are as follows:

Pro forma notes

(A)	Derived from the audited statement of operations of AMCI for the year ended December 31, 2020.

(B)	Derived from the audited statement of operations of Advent Technologies Inc., for the year ended December 31, 2020.

(C)	Derived from the audited statement of operations of SerEnergy for the year ended December 31, 2020.

(D)	Derived from the audited statement of operations of FES for the year ended December 31, 2020.

Pro forma Transaction Accounting Adjustments

(a)
Represents pro forma adjustment to reflect the new compensation arrangements with five key executives of the Combined Entity (Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Technology Officer, Chief Operating Officer and General Counsel and Business Development Representative) in connection with the Business Combination based on the Employment Agreements or Term Sheets entered into on the date of the Merger Agreement, resulting in an aggregate $1.6 million increase in the annual compensation for these executives from their previous compensation, which are reflected in the pro forma statements of operations.

(b)
Reflects the elimination of non-recurring transaction expenses incurred for advisory, banking, printing, legal, and accounting fees in connection with the Business Combination. These costs are $1.7 million for Advent affecting administrative and selling expenses and $0.4 million for AMCI affecting operating costs.

(c)
Represents pro forma adjustments to eliminate historical expenses related to AMCI’s office space and general administrative services pursuant to the Administrative Service Agreement terminated on the Business Combination.

(d)	Represents pro forma adjustment to eliminate historical change in fair value of AMCI’s public warrant liabilities that at Business Combination meet the equity classification criteria.

(e)	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

(f)	Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 21% (which is capped to the historical income tax expense incurred by AMCI).

(g)	Represents pro forma adjustments to eliminate intercompany transactions between SerEnergy and FES.

(h)	Represents incremental amortization expense of $2.4 million recorded as a result of the intangible assets recognized in the acquisitions of SerEnergy and FES.

(i)	Represents interest expense incurred by SerEnergy and FES on loans from the former parent company, which were acquired by Advent in the acquisition and therefore eliminated from the pro forma results.

(j)
Represents income from loss absorption for FES of $14.4 million, reflecting a profit and loss transfer agreement between FES and its former parent company which was terminated upon the acquisition. Due to the termination of the agreement and the fact that the loss absorption would not be an income statement line item under U.S. GAAP, the loss absorption was eliminated from the pro forma results.

Note 5. Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. As the Company incurred losses for the year ended December 31, 2020, the effect of including any potential common shares in the denominator of diluted per-share computations would have been anti-dilutive; therefore, basic and diluted losses per share are the same.

In connection with the merger and PIPE investment, for purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the initial public offering and private placement are converted to Class A common stock of AMCI. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.